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                                                                      Exhibit 11

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

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                                                            THREE MONTHS ENDED SEPTEMBER 30,     SIX MONTHS ENDED SEPTEMBER 30,
                                                            --------------------------------     ------------------------------
                                                                2004              2005               2004             2005
                                                            ------------     ---------------     ------------     -------------
Basic Earnings Per Share:
    Net earnings:
       Continuing operations                                $  3,930,000     $     7,151,000     $  4,128,000     $ 13,576,000
       Discontinued operations                                   129,000              26,000          287,000          228,000
                                                            ------------     ---------------     ------------     ------------
          Net earnings                                      $  4,059,000     $     7,177,000     $  4,415,000     $ 13,804,000
                                                            ============     ===============     ============     ============

    Weighted average number of common shares outstanding      20,922,011          21,097,012       20,922,011       21,086,585
    Less: weighted average number of treasury shares            (324,223)            (38,287)        (370,795)         (28,439)
                                                            ------------     ---------------     ------------     ------------
       Weighted average number of common and common
          equivalent shares outstanding                       20,597,788          21,058,725       20,551,216       21,058,146
                                                            ============     ===============     ============     ============

    Basic earnings per common share:

       Continuing operations                                $       0.19     $          0.34     $       0.20     $       0.65
       Discontinued operations                                      0.01                   -             0.01             0.01
                                                            ------------     ---------------     ------------     ------------
          Net earnings                                      $       0.20     $          0.34     $       0.21     $       0.66
                                                            ============     ===============     ============     ============

Diluted Earnings Per Share:

    Net earnings:
       Continuing operations                                $  3,930,000     $     7,151,000     $  4,128,000     $ 13,576,000
       Discontinued operations                                   129,000              26,000          287,000          228,000
                                                            ------------     -   -----------     ------------     ------------
          Net earnings                                      $  4,059,000     $     7,177,000     $  4,415,000     $ 13,804,000
                                                            ============     ===============     ============     ============

    Weighted average number of common shares outstanding      20,922,011          21,097,012       20,922,011       21,086,585
    Weighted average number of restricted shares                       -              15,890                -           17,302
    Weighted average number of shares issuable under
       employee stock plans                                       10,126               7,548           10,126            7,548
    Dilutive effect of the exercise of stock options             868,035           1,358,365          904,359        1,270,296
    Dilutive effect of the exercise of warrants                   53,197                   -           53,662                -
    Less: weighted average number of treasury shares            (324,223)            (38,287)        (370,795)         (28,439)
                                                            ------------     ---------------     ------------     ------------
       Weighted average number of common and common
          equivalent shares outstanding                       21,529,146          22,440,528       21,519,363       22,353,292
                                                            ============     ===============     ============     ============

    Diluted earnings per common share:

       Continuing operations                                $       0.18     $          0.32     $       0.20     $       0.61
       Discontinued operations                                      0.01                   -             0.01             0.01
                                                            ------------     ---------------     ------------     ------------
          Net earnings                                      $       0.19     $          0.32     $       0.21     $       0.62
                                                            ============     ===============     ============     ============
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